EXHIBIT 10.2

Agreement on Compensation for the Failed
Transfer of Mining Rights for the Xintaizi Gold
Mine in Kangding

Party A: Yunnan Long Teng Mining Co., Ltd. (hereinafter referred to as "Party A");

Party B: No.209 Geological Brigade of Yunnan Provincial Nuclear Industry(hereinafter referred to as "Party B").

Whereas the share of Kangding Kangma Mining Ltd. ("Kangding Kangma") and its mining rights for the Xintaizi Gold Mine in Kangding, Sichuan (the "Mining License") has not yet been transferred to Party A, Party B is willing to compensate Party A for the relevant losses to date in the hope of future cooperation. The two parties have fully consulted with each other through negotiations and concluded the following Agreement on Compensation for Transfer of Mining Right:

I. Compensation Method and Amount The compensation shall be made in cash. The compensation amount is RMBY 1,500,000 (one million & five hundred thousand RMB Yuan only, the "Compensation Amount").

II. Payment Method and Time Payment of the Compensation Amount shall be performed through transfer account mode within 20 days once the Agreement is signed.

III. Items partially compensated by the Compensation Amount

1. The purchase price amount of Mining License already advanced to the vendors;

2. Money expended for construction and labor on exploration activities of Xintaizi Gold Mine in Kangding;

3. The transfer fee paid by Party A to Kangding Bureau of Land and Resources for the Mining License;

4. The constructing fee paid by Party A for repairing the road to the mining area which was ruined by river;

5. The expense disbursed by Party A for the relevant business trips to Kangding.

IV. Surviving problems to be solved

1. After the Agreement is signed and sealed by the two parties, Party B shall correspond with relevant parties and warrant that the entire Mining License Transfer Contract of Xintaizi Gold Mine (the Erligou Gold Mine) in Kangding, Sichuan, which was entered into by the original Kangding Kangma Mining Ltd. and Party A on December 2, 2004, shall be terminated. Yunnan Long Teng Mining Ltd. shall no longer be responsible to pay any fees or expenses in relation to Kangding Kangma Mining Ltd., including any future claims in relation to the Mining License Transfer Contract of Xintaizi Gold Mine which was entered into by the original Kangding Kangma Mining Ltd. and Party A on December 2, 2004. Party B shall be liable for any and all damages or losses of Party A arising from or in connection with the Mining License Transfer Contract of Xintaizi Gold Mine after the execution of the December 2 agreement.

2. Party A shall not be liable for any liability associated with the operation of Kangding Kangma Mining before Party A started the exploration work in Xintaizi Gold Mine in Kongyu village, Kangding (June 18,2005);

3. Party A shall become fully liable for any liability associated with the work of its personnel in Xintaizi Gold Mine in Kongyu village, Kangding, arising after Party A started the exploration work in Xintaizi Gold Mine in Kongyu village, Kangding(June 18, 2005) and before the two parties hand over the Kangding Kangma;

4. Within ten days since Party B pays the full Compensation Amount to Party A, Party A shall fully evacuate all the personnel, facilities and equipment in Xintaizi Gold Mine in Kongyu village, Kangding.

5. Within ten days Party B pays the full Compensation Amount to Party A, Party A shall transfer all the certificates and goods (which originally belonged to Kangding Kangma Mining) to Party B when the person in charge of handing over has been appointed by Party B;

6. Within three days since the Agreement is signed, the authorized representatives of Party B shall arrive at Xintaizi Gold Mine in Kongyu village, Kangding, to deal with relevant handing over affairs related to the mine, in order to avoid unnecessary expenses of Party A.

V. Defaulting and Responsibilities

1. After the Agreement is signed, any party shall not violate the Agreement. If one party violates the Agreement, the party shall be responsible for the defaulting responsibilities and the relevant loss;

2. Any disputes arising from the Agreement shall be settled by the two parties through negotiations. If a settlement cannot be reached, the disputes shall be submitted to a jurisdictional people's court for settlement.

VI. Miscellaneous

1. The agreement shall become valid once it is signed and sealed by the two parties;

2. The agreement is made in four copies, and each party keeps two copies of the agreement;

3. The agreement shall be terminated after the two parities have executed their obligations stipulated in the agreement respectively.

Party A: Yunnan Long Teng Mining Co.,Ltd.;
Legal Representative:  /s/ Graham Taylor
Date:  October 29, 2005

Party B: No.209 Geological Brigade of Yunnan Provincial Nuclear Industry; Legal
Representative:  /s/ Cheng Huiming
Date:  October 29, 2005